EXHIBIT 99.1

STRYKER REPORTS THIRD QUARTER 2011 RESULTS

•	Net sales growth of 14.9% to $2.03 billion
•	Adjusted diluted net earnings per share growth of 13.8% to $0.91
•	Adjusted diluted net earnings per share full year guidance raised to $3.70 to $3.74 per share

Kalamazoo, Michigan - October 19, 2011 - Stryker Corporation (NYSE:SYK) reported operating results for the third quarter 2011 as follows:

Third Quarter Highlights

•	Reported net sales increased 14.9% to $2.03 billion
- Reconstructive increased 8.0%
- MedSurg increased 12.0%
- Neurotechnology and Spine increased 45.8%
•	Adjusted net earnings(1) increased 11.0% to $352 million
•	Adjusted diluted net earnings per share(2) increased 13.8% to $0.91
•	Reported net earnings decreased 3.0% to $327 million
•	Reported diluted net earnings per share decreased 1.2% to $0.84

"It was another quarter of consistent and solid sales and earnings growth, despite the continued challenges presented in today's difficult economic environment," commented Stephen P. MacMillan, Chairman, President and Chief Executive Officer. "We are on track to achieve double-digit sales growth in 2011 and adjusted per share earnings at the high end of the range we targeted at the start of the year, underscoring the strength of our diversified sales footprint."

Sales Analysis

Consolidated third quarter 2011 net sales of $2.03 billion increased 14.9% over the prior year.  Net sales grew by 6.1% due to increased unit volume and changes in product mix, 7.6% as a result of acquisitions, and 3.2% due to the favorable impact of foreign currency exchange rates, which were partially offset by an unfavorable impact of 2.0% due to changes in price.

Reconstructive products third quarter 2011 worldwide sales of $901 million increased 8.0% over the prior year, as reported, and 3.9% in constant currency, as higher shipments of hip and trauma and extremities implant systems, and sales growth through acquisitions, were offset by lower shipments of knee and other implant systems. Excluding the impact of acquisitions, sales of Reconstructive products increased 2.3% in constant currency over the prior year.

MedSurg products third quarter 2011 worldwide sales of $767 million increased 12.0% over the prior year, as reported, and 9.8% in constant currency, driven by higher shipments of surgical equipment and surgical navigation systems, endoscopic and communications systems and patient handling and emergency medical equipment, and sales growth through acquisitions.  Excluding the impact of acquisitions, sales of MedSurg products increased 7.7% in constant currency over the prior year.

Neurotechnology and Spine products third quarter 2011 worldwide sales of $363 million increased 45.8% over the prior year, as reported, and 43.0% in constant currency, primarily due to sales growth through acquisitions.  Excluding the impact of acquisitions, sales of Neurotechnology and Spine products increased 0.5% in constant currency over the prior year.

Earnings Analysis

Net earnings for the third quarter 2011 include acquisition and integration related charges of $25 million (net of income tax benefits) related to the Neurovascular, Orthovita and Memometal acquisitions. These charges reduced the reported gross profit margin from 68.0% to 67.1% and the reported operating income margin from 23.8% to 21.9%.

Excluding the impacts of the acquisition and integration-related charges, adjusted net earnings(1) for the third quarter 2011 of $352 million increased 11.0% from $317 million in the prior year.  Adjusted diluted net earnings per share(2) for the third quarter 2011 of $0.91 increased 13.8% from $0.80 in the prior year.

Net earnings for the third quarter 2011 of $327 million decreased 3.0% from $337 million in the prior year.  Diluted net earnings per share for the third quarter 2011 of $0.84 decreased 1.2% from $0.85 in the prior year.

2011 Outlook

The Company expects 2011 constant currency net sales to increase 11-12% from higher shipments of Reconstructive products, MedSurg products and Neurotechnology and Spine products and sales growth through acquisitions compared to its prior forecast of 11-13%.  Assuming foreign currency exchange rates hold near current levels, the Company expects net sales will be favorably impacted by approximately 0-1% in the fourth quarter 2011 and by approximately 2-3% for the full year 2011.  Excluding the expected impact of foreign currency and acquisitions, sales growth is expected to be 4-5% for the full year 2011 compared to its prior forecast of 5-7%.

The Company now projects 2011 adjusted diluted net earnings per share will be in the range of $3.70 to $3.74 versus the previous range of $3.65 to $3.73, an increase of 11% to 12% over adjusted diluted net earnings per share of $3.33 in the prior year.  In 2011, the Company expects acquisition and integration-related charges of approximately $0.33 to $0.35 per share (net of income tax benefits), including transaction costs, integration-related charges and additional cost of sales for inventory sold that was "stepped up" to fair value.

1)  A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.

2)  A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, and other important information, appears below.

Conference Call

As previously announced the Company will host a conference call for financial analysts at 4:30 p.m., Eastern Time, today to discuss the Company's operating results for the third quarter 2011 and provide an operational update.

To participate in the conference call dial 800-706-7749 (domestic) or 617-614-3474 (international) and enter the participant passcode 40369093. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 7:30 p.m., Eastern Time, on Wednesday, October 19, 2011, until 7:30 p.m. on Wednesday, October 26, 2011. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 22161985.

Forward Looking Statements

Certain statements made in the presentation may contain information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for the Company's products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; resolution of tax audits; changes in financial markets; changes in the competitive environment; and the Company's ability to integrate acquisitions. Additional information concerning these and other factors are contained in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and is dedicated to helping healthcare professionals perform their jobs more efficiently while enhancing patient care. The Company offers a diverse array of innovative medical technologies, including reconstructive, medical and surgical, and neurotechnology and spine products to help people lead more active and more satisfying lives. For more information about Stryker, please visit www.stryker.com.

For investor inquiries please contact:

Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

STRYKER CORPORATION
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONDENSED STATEMENTS OF EARNINGS

	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
Net Sales	$2,031	$1,768	14.9	$6,092	$5,325	14.4
Cost of Sales	669	541	23.7	2,071	1,662	24.6
GROSS PROFIT	1,362	1,227	11.0	4,021	3,663	9.8
% of Sales	67.1%	69.4%		66.0%	68.8%
Research, development & engineering expenses	122	99	23.2	347	283	22.6
Selling general & administrative expenses	765	643	19.0	2,316	1,973	17.4
Intangibles amortization	31	14	121.4	90	42	114.3
	918	756	21.4	2,753	2,298	19.8
OPERATING INCOME	444	471	(5.7)	1,268	1,365	(7.1)
% of Sales	21.9%	26.6%		20.8%	25.6%
Other income (expense)	(13)	(9)	44.4	(15)	(15)	-
EARNINGS BEFORE INCOME TAXES	431	462	(6.7)	1,253	1,350	(7.2)
Income taxes	104	125	(16.8)	309	372	(16.9)
NET EARNINGS	$327	$337	(3.0)	$944	$978	(3.5)
Net earnings per share
Basic	$0.85	$0.85	-	$2.43	$2.46	(1.2)
Diluted	$0.84	$0.85	(1.2)	$2.41	$2.45	(1.6)
Average shares outstanding
Basic	386	397		388	397
Diluted	388	398		392	399

CONDENSED BALANCE SHEETS
	September	December
	2011	2010
ASSETS
Cash and cash equivalents	$810	$1,758
Marketable securities	2,403	2,622
Accounts receivable (net)	1,319	1,252
Inventories	1,297	1,057
Other current assets	1,102	943
TOTAL CURRENT ASSETS	6,931	7,632
Property, plant and equipment (net)	888	798
Goodwill and other intangibles (net)	3,496	1,775
Other assets	768	690
TOTAL ASSETS	$12,083	$10,895
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	1,562	1,605
Other liabilities	1,209	1,120
Long-term debt	1,755	996
Shareholders' equity	7,557	7,174
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,083	$10,895

CONDENSED STATEMENTS OF CASH FLOWS
	Third Quarter		Nine Months
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net earnings	$327	$337	$944	$978
Depreciation	40	40	119	120
Amortization	84	61	240	179
Changes in operating assets and liabilities and other, net	(5)	(10)	(496)	(247)
NET CASH PROVIDED BY OPERATING ACTIVITIES	446	428	807	1,030
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(144)	(1)	(1,922)	(62)
Proceeds from sales of property, plant and equipment	1	54	67	54
Proceeds from sales of (purchases of) marketable securities, net	(297)	(191)	262	(1,363)
Purchases of property, plant and equipment	(57)	(58)	(162)	(127)
NET CASH USED IN INVESTING ACTIVITIES	(497)	(196)	(1,755)	(1,498)
FINANCING ACTIVITIES
Borrowings (repayments) of debt, net	764	(1)	746	998
Dividends paid	(70)	(60)	(210)	(179)
Repurchase and retirement of common stock	(289)	-	(539)	(111)
Other	(17)	(63)	(19)	51
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	388	(124)	(22)	759
Effect of exchange rate changes on cash and cash equivalents	(24)	32	22	(24)
CHANGE IN CASH AND CASH EQUIVALENTS	$313	$140	($948)	$267

STRYKER CORPORATION
(Unaudited - Millions of Dollars)

CONDENSED SALES ANALYSIS
	Third Quarter				Nine Months
			% Change				% Change
			As	Constant			As	Constant
	2011	2010	Reported	Currency	2011	2010	Reported	Currency
Geographic Sales
U.S.	$1,298	$1,174	10.6	10.6	$3,862	$3,507	10.1	10.1
International	733	594	23.4	13.9	2,230	1,818	22.7	13.7
NET SALES	$2,031	$1,768	14.9	11.7	6,092	5,325	14.4	11.3
Worldwide Sales
Reconstructive	$901	$834	8.0	3.9	$2,729	$2,581	5.7	1.8
MedSurg	767	685	12.0	9.8	2,303	2,032	13.3	11.2
Neurotechnology and Spine	363	249	45.8	43.0	1,060	712	48.9	46.2
NET SALES	$2,031	$1,768	14.9	11.7	$6,092	$5,325	14.4	11.3

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Third Quarter
			% Change
					U.S.	International
			As	Constant	As	As	Constant
	2011	2010	Reported	Currency	Reported	Reported	Currency
Reconstructive
Hips	$300	$273	9.9	5.4	4.5	16.0	6.3
Knees	311	303	2.6	(0.5)	(1.8)	12.2	2.3
Trauma and Extremities	236	202	16.8	11.7	19.7	15.0	5.0
Total Reconstructive	901	834	8.0	3.9	3.4	14.5	4.6
MedSurg
Surgical equipment and surgical navigation systems	294	273	7.7	5.0	8.4	5.4	(3.5)
Endoscopic and communications systems	257	242	6.2	3.8	3.2	14.5	5.6
Patient handling and emergency medical equipment	171	131	30.5	29.1	31.8	25.3	16.6
Total MedSurg	767	685	12.0	9.8	12.0	12.0	3.1
Neurotechnology and Spine
Spine	179	166	7.8	4.8	4.5	15.3	5.8
Neurotechnology	184	83	121.7	118.8	68.9	250.0	241.1
Total Neurotechnology and Spine	363	249	45.8	43.0	26.1	93.8	84.5

	Nine Months
			% Change
					U.S.	International
			As	Constant	As	As	Constant
	2011	2010	Reported	Currency	Reported	Reported	Currency
Reconstructive
Hips	$914	$843	8.4	3.8	3.1	14.4	4.6
Knees	975	958	1.8	(1.1)	(1.8)	9.2	0.3
Trauma and Extremities	678	613	10.6	5.8	10.3	10.8	2.1
Total Reconstructive	2,729	2,581	5.7	1.8	1.3	11.5	2.4
MedSurg
Surgical equipment and surgical navigation systems	868	791	9.7	7.2	9.0	11.6	2.6
Endoscopic and communications systems	788	715	10.2	7.9	7.3	18.3	9.5
Patient handling and emergency medical equipment	522	412	26.7	25.1	29.8	14.3	6.6
Total MedSurg	2,303	2,032	13.3	11.2	12.9	14.8	6.1
Neurotechnology and Spine
Spine	509	480	6.0	3.5	2.7	14.1	5.5
Neurotechnology	551	232	137.5	134.9	76.0	308.1	297.7
Total Neurotechnology and Spine	1,060	712	48.9	46.2	27.0	104.5	95.3

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF INCOME RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency, adjusted net earnings and adjusted diluted net earnings per share. We believe that these non-GAAP measures provide meaningful information to assist stockholders in understanding our financial results and assessing our prospects for future performance.  Management believes percentage sales growth in constant currency, adjusted net earnings and adjusted net earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a baseline for analyzing trends in our underlying businesses. To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates which affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure earnings performance on a consistent and comparable basis, we exclude certain items which affect the comparability of operating results and the trend of earnings. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the below reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The reconciliation provided below reconciles the non-GAAP financial measures adjusted net earnings and adjusted diluted net earnings per share, with the most directly comparable GAAP financial measures, reported net earnings and diluted net earnings per share:

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2011
(Unaudited - Millions of Dollars)

RECONCILIATION OF NET EARNINGS TO
ADJUSTED NET EARNINGS	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
NET EARNINGS	$327	$337	(3.0)	$944	$978	(3.5)
Acquisition and integration related charges, net of tax(a)
Inventory "step up" to fair value	12	-	--	85	-	--
Acquisition and integration related charges	13	-	--	29	-	--
Gain on sale of property, plant and equipment	-	(13)	(100.0)	-	(13)	(100.0)
Income taxes on repatriation of foreign earnings	-	(7)	(100.0)	-	(7)	(100.0)
ADJUSTED NET EARNINGS	$352	$317	11.0	$1,058	$958	10.4

RECONCILIATION OF DILUTED NET EARNINGS
PER SHARE TO ADJUSTED DILUTED NET
EARNINGS PER SHARE	Third Quarter			Nine Months
	2011	2010	% Change	2011	2010	% Change
DILUTED NET EARNINGS PER SHARE	$0.84	$0.85	(1.2)	$2.41	$2.45	(1.6)
Acquisition and integration related charges, net of tax(a)
Inventory "step up" to fair value	0.03	-	--	0.22	-	--
Acquisition and integration related charges	0.03	-	--	0.07	-	--
Gain on sale of property, plant and equipment	-	(0.03)	(100.0)	-	(0.03)	(100.0)
Income taxes on repatriation of foreign earnings	-	(0.02)	(100.0)	-	(0.02)	(100.0)
ADJUSTED DILUTED NET EARNINGS PER SHARE	$0.91	$0.80	13.8	$2.70	$2.40	12.5

(a)	The Company completed the acquisition of the Neurovascular division of Boston Scientific Corporation, Orthovita, Inc and
Memometal Technologies on January 3, 2011, June 27, 2011 and July 6, 2011, respectively, and has incurred certain acquisition and integration related charges during the third quarter and first nine months of 2011.